As filed with the Securities and Exchange Commission on July ___, 2020

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NovaGold Resources Inc.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

201 South Main, Suite 400
Salt Lake City, Utah 84111
USA
(801) 639-0511
Address of Principal Executive Offices

2004 Stock Award Plan (as amended)
2009 Performance Share Unit Plan (as amended) 2009 Non-Executive Director Deferred Share Unit Plan (as amended)
(Full titles of the plans)

DL Services, Inc.
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104
(Name and address of agent for service)
(206) 903-8800
(Telephone number, including area code, of agent for service)

With a copy to
Kimberley R. Anderson
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104
(206) 903-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ X ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Emerging growth company [ ]
Smaller reporting company[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value(3)	16,760,475	US$9.12	US$152,855,532	US$19,841

Common Shares, no par value(4)	6,709,112	US$9.12	US$61,187,102	US$7,943

Common Shares, no par value(5)	280,382	US$9.12	US$2,557,084	US$332

Total	23,749,969		US $216,599,718	US$28,116

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the provisions of the plans. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.
(2)	The proposed maximum offering price per share and the registration fee were calculated in accordance with Rules 457(c) and 457(h) based on the average high and low prices for the Registrant’s common shares on July 1, 2020, as quoted on NYSE American LLC, which was US$9.12 per share.
(3)	Common Shares, without par value, issuable pursuant to the Registrant’s 2004 Stock Award Plan (the “Plan”), as amended.
(4)	Common Shares, without par value, issuable pursuant to the Registrant’s 2009 Performance Share Unit Plan (the “PSU Plan”), as amended.
(5)	Common Shares, without par value, issuable pursuant to the Registrant’s 2009 Non-Executive Director Deferred Share Unit Plan (the “DSU Plan”), as amended.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed by NOVAGOLD Resources Inc. (the “Registrant”) for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Post-Effective Amendments to the Registration Statement on Form S-8 (File No. 333-197648) filed by the Registrant on July 25, 2014, the Post-Effective Amendments to the Registration Statement on Form S-8 (File Nos. 333-171630, 333-164083, 333-136493, 333-134871, 333-117370) filed by the Registrant on June 21, 2013, the Registration Statement on Form S-8 (File No. 333-171630) filed by the Registrant on January 10, 2011, the Registration Statement on Form S-8 (File No. 333-164083) filed by the Registrant on December 30, 2009, the Registration Statement on Form S-8 (File No. 333-136493) filed by the Registrant on August 10, 2006, the Registration Statement on Form S-8 (File No. 333-134871) filed by the Registrant on June 8, 2006 and the Registration Statement on Form S-8 (File No. 333-117370) filed by the Registrant on July 13, 2004, each as amended.

This Registration Statement is being filed to register an additional 16,760,475 shares of the Registrant’s common stock under the Plan, an additional 6,709,112 shares of the Registrant’s common stock under the PSU Plan, and an additional 280,382 shares of the Registrant’s common stock under the DSU Plan.

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PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	2004 Stock Award Plan (as amended) (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement as filed on March 26, 2020)
4.2	2009 Performance Share Unit Plan (as amended) (incorporated by reference to Appendix C of the Registrant’s Definitive Proxy Statement as filed on March 26, 2020)
4.3	2009 Non-Executive Director Deferred Share Unit Plan (as amended) (incorporated by reference to Appendix E of the Registrant’s Definitive Proxy Statement as filed on March 26, 2020)
5.1	Opinion of Blake, Cassels & Graydon LLP
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included in signature page)

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on this 9th day of July, 2020.

NOVAGOLD RESOURCES INC.

By: /s/ Gregory A. Lang Name: Gregory A. Lang Title: President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory A. Lang and David A. Ottewell or either of them as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any related Registration Statements necessary to register additional securities and to file the same with exhibits thereto and other documents in connection therewith with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Lang
Gregory A. Lang	President, Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2020

/s/ David A. Ottewell
David A. Ottewell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 9, 2020

/s/ Thomas Kaplan
Dr. Thomas Kaplan	Chairman of the Board of Directors	July 9, 2020

/s/ Elaine Dorward-King
Dr. Elaine Dorward-King	Director	July 9, 2020

/s/ Sharon Dowdall
Sharon Dowdall	Director	July 9, 2020

/s/ Diane Garrett
Dr. Diane Garrett	Director	July 9, 2020

/s/ Igor Levental
Igor Levental	Director	July 9, 2020

/s/ Kalidas Madhavpeddi
Kalidas Madhavpeddi	Director	July 9, 2020

/s/ Clynton Nauman
Clynton Nauman	Director	July 9, 2020

/s/ Ethan Schutt
Ethan Schutt	Director	July 9, 2020

/s/ Anthony Walsh
Anthony Walsh	Director	July 9, 2020

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